Exhibit 10.7

Min Nong Xin No.: 910 Ren Wang Da Print in 2010

MORTGAGE LOAN CONTRACT

Contact No.:Song Lian Bu Nong Xin Di Jie Zi No. 2011A0805

HT905101030110002663

Borrower: Fujian Yada Food Co., Ltd. (福建亚达食品开发有限公司)

Lender (Mortgagee): Songxi County Rural Credit Cooperative Union Business Office
(松溪县农村信用合作联社营业部)

Mortgagor: Fujian Yada Food Co., Ltd. (福建亚达食品有限公司)

Pursuant to relevant applicable laws and regulations and based upon full consultations with each other, the Parties hereby agree to enter into this Contract.

ARTICLE 1

Lender agrees to provide a loan to Borrower as follows:

1.	Amount of loan (in words): RMB Six Million Yuan only;

2.	Purpose of loan: Purchasing fresh farm products;

3.	Loan term: Commencing from August 17, 2011 and ending at February 14, 2012;

     The loan term and repayment period under this Contract are detailed in the following table. Additional table may be attached in case of insufficient space and shall be regarded as an integral part of this Contract if any.

Loan				Repayment
Year	Month	Day	Amount (RMB Yuan)	Year	Month	Day	Amount (RMB Yuan)
2011	August	17	6,000,000.00	2011	February	14	6,000,000.00

Exhibit 10.7

     In the event of any discrepancy between the details concerning the amount of loan, term of loan and interest of loan recorded under this Contract and those recorded in relevant loan certificate, the loan certificate shall prevail. The loan certificate shall be integral part of this Contract and have equal legal effect with this Contract.

4. Calculation and payment of interests

(1)The interest rate of the loan is a monthly (monthly/annually) rate of the 1st of the following kinds:

(i)	A fixed interest rate of 8.641667 ‰;

(ii)

A floating interest rate, which shall be the benchmark rate _\_ (plus/ minus) _\_% (at the date of this contract, the benchmark rate is _\_, and the exercise rate is _\_). In the event of an adjustment of the interest rate, the rate adjusting date shall be date _\_: a) after the announcement by the People’s Bank of China of the newly adjusted benchmark rate, the official implementation date of the new benchmark rate; b) next _\_ (month/quarter/year) after the adjustment of the benchmark rate; or c) other dates: _________________________

(2)The interests accrued under this Contract shall be calculated on quarterly basis and the settlement date of interest shall be the 20th day of each quarter;

(3)The rate of interest will not be changed in case of an early repayment of the loan by the Borrower and the Lender shall have the right to calculate and collect interests in accordance with the loan terms set forth in this Contract.

(4)The benchmark rate means the loan interest rate at the corresponding time and level on the date it was announced and implemented by the People’s Bank of China. If the People’s Bank of China no longer makes such, the benchmark interest rate will be the loan interest rate recognized by inter-banks or at the usual and corresponding time and level, unless both Parties agree otherwise.

(5)When the exercise interest rate under this contract is adjusted according to the benchmark rate of the People’s Bank of China, the Lender will not notify the Borrower.

ARTICLE 2

Rights and obligations of the Borrower:

1.

The Borrower shall have the right to obtain and use the loan in accordance with the terms and conditions set forth in this Contract, the Borrower shall use the loan for the purpose agreed under this Contract only and shall not use such loan for other purposes without an approval of the Lender;

Exhibit 10.7

2.	The Borrower shall fulfill the debt according to the agreement set forth in this Contract;

3.

The Borrower shall provide the Lender with the authentic, complete and effective income certificate, assets certificate or financial statements, all information about account union (bank) and account and all other relevant information;

4.	The Borrower shall make available for the Lender to examine and supervise the utilization of the loan and all kinds of relevant production, operation and financial activities of the Borrower;

5.	The Borrower shall not illegally withdraw the capital, transfer the assets or assign or transfer shares of the Borrower for the purpose of evading their obligations against the Lender;

6.

The Borrower shall give a prior notice to the Lender in the event of providing guarantee for his or other’s debts, and it shall not affect the fulfillment of the debt of the Lender; the Borrower shall not provide guarantee with the assets formed under this contract without the written consent of the Lender;

7.

The Borrower shall notify the Lender in written with any change of the Borrower's name, legal representative, articles of association, legal address, scope of business, its registered capital and so forth 10 days before such changes;

8.

The Borrower may not change its operation and management modes or ownership structure due to contracting, leasing, joint operations, equity restructuring, splitting, merger and acquisition, assets disposing, significant connected transaction, financing leading to a substantial increase of debt and outward investment, unless the Borrower gives thirty (30) days’ prior notice to the Lender, obtains the approval of the Lender and puts forward arrangements for a debt repayment;

9.

The Borrower shall inform in writing the Lender of any event, other than the above mentioned events, which may cause adverse impact on its normal operation or ability to discharge its repayment obligation under this Contract, such as closedown, shutdown, cancellation of its registration certificate, revocation of its business license, illegal acts of its legal representative or main persons in charge, involvement in legal or arbitral proceedings, exceptional difficulty of its production and operation, deterioration of its financial standing and significant cross default, and shall put forward relevant repayment measures which are approved by the Lender;

10.

If the collaterals are damaged, destroyed, depreciated in value or expropriated, the mortgage houses are removed or the occurrence of any other events which might affect the mortgage, the Borrower shall put forward security measures according to the requirement of the Lender;

Exhibit 10.7

11.

The Borrower shall bear all costs of solicitation, insurance, carriage, assessment, registration, storage, appraisal, notarization and so forth related to the contract and the mortgage under the contract.

ARTICLE 3

Rights and Obligations of Lender:

1.

The Lender has the right to ask the Borrower to provide such information as the operation condition, financial and accounting statement, and has the right to supervise the Borrower's operation condition, financial activity, usage of loan and so forth.

2.

For the fees that shall be paid by the Borrower according to this Contract, the Lender shall have the right to deduct such amount directly from any account of the Borrower (by consulting with other account banks/institutions). (This provision shall be deemed as the authorization of the Borrower to the Lender, and no further letter of authorization will be made.)

3.

The Lender shall grant to the Borrower the loan timely and fully under this Contract in accordance with the schedule and amount set forth in this Contract, except for the reasons not caused by the Lender that the Lender is allowed not to obey the above provision;

4.

The Lender shall keep confidentiality of all commercial secrets related to the production and operation of the Borrower as the Borrower requested, except for the internal usage of the Lender or otherwise requested by national law;

5.

In the event of the occurrence of such circumstances as set forth in article 2 item 9, 10 of this Contract, which affects the fulfillment of the Lender’s right of debt and the right of guarantee, the Lender has the right to request the Borrower to rectify within a specified period, provide securities, stop providing loans which has not been provided yet and declare the loan to be due in advance.

ARTICLE 4

The early repayment of the loan by the Borrower shall be approved by the Lender.

In the event that the Borrower requests to extend the loan term, the Borrower shall submit a written extension application prior to the original maturity date of the loan for approval by the Lender. If such application is approved by the Lender, an extension agreement shall be signed.

ARTICLE 5

Exhibit 10.7

Representations and warranties of Mortgagor:

1.

The Mortgagor voluntarily provides guarantee with the properties set forth in the attached Collaterals List of this Contract for the Loan formed under Article 1 of this contract for the Lender. The effectiveness of mortgage extends to fruits, ancillaries, subrogation of the collaterals and other properties and rights set by laws and regulations. The Mortgagor guarantees to fully own the right of property and the right of disposition of the collaterals, and the collaterals are not under ownership dispute, seizure, detainment, supervision and so forth. The Lender is under no dispute or limitation concerning the disposition of the collaterals. In the event that the collaterals are all, or in part, rented, mortgaged before the date of this contract, the Mortgagor shall give prior notice to the Lender. The evaluation price of the collaterals is RMB (in word) Thirteen Million and Fifty Two Thousand. When the Lender disposes the collateral according to law, the estimated value of disposing shall base on the estimated value listed in the Collaterals list, which shall constitute no limitation of the Lender’s disposition of the collaterals. The final value shall be subject to the pure income when the right of mortgage is exercised. The Mortgagor has acquired the consent of the joint owners of the collaterals concerning the collaterals under this Contract.

2.

The scope of mortgage shall include the principal of the loan, interest thereon, and penalty interest, liquidated damages, damages and all costs and expenses incurred by the Lender to realize its rights under this Contract and other payable fees (include but not limited to litigation fees, arbitration fees, property preservation fees, fees of lawyer, fees of travel, fees of execution, evaluation fees and auction fees etc.);

3.

The Mortgagor agrees to be liable jointly and severally for all debts under this Contract regardless of the purposes of such a loan, and has the obligation to supervise the usage the loan of the Borrower.

4.

The collaterals under this contract do not (do/do not) need to be insured. If insurance is needed, it shall subject to the following agreement: during the effective period of the mortgage, the Mortgagor shall cover the insurance of the collaterals according to the insurance type and amount selected by the Lender, and under no reason shall the Mortgagor suspend or rescind the insurance. The Mortgagor shall be liable to renew the insurance if it is expired before all the debts under the contract have been repaid. During the effective period of the mortgage, the Lender shall keep the original insurance policy. The Mortgagor shall require the insurer to list the Lender as the primary beneficiary (namely first beneficiary). If the collateral is already insured, but the Lender is not listed as the primary beneficiary, the Mortgagor shall change the first beneficiary to the Lender or list the Lender as the first beneficiary. In the event of the occurrence of the insured event, the Mortgagor shall notify the Lender within 2 days, and is responsible for the recourse of the indemnification. The indemnity shall be paid directly to the designated account of the Lender, and processed according to item 8 of this article.

Exhibit 10.7

5.

The Mortgagor shall keep the safety and integrity of the properties during the period of mortgage and make available for the Lender to examine and supervise the mortgaged properties. If the collaterals are damaged, destroyed or any other reason to cause its value to be depreciated for reasons of the Mortgagor, the Mortgagor shall notify the Lender within 3 days in a written form, and the Lender has the right to request the Mortgagor to recover the property value of the collaterals or provide corresponding guarantee within 15 days.

6.

If the collaterals, for reasons of a third party, are damaged, destroyed, depreciated in value or expropriated, the mortgage houses will be removed, the Mortgagor shall notify the Lender within 3 days (from the issuance of relevant announcements) in written form, the indemnity or the compensation for removal shall be deposited into the designated account of the Lender, and processed according to item 8 of this article. The remaining collateral remains the mortgage for the debt under this contract. If the indemnity, the compensation and the value of the remains are not enough for repaying the debts, the Borrower shall be liable to provide corresponding guarantee. If the mortgage houses are removed, and the Mortgagor and the remover reach an agreement of relocation, the Lender has the right to set the house for relocation as the collateral for the debts under this contract. If the value of the house for relocation is not enough for repaying the debts, the Borrower shall be liable to provide another guarantee.

7.

During the mortgage period, the Mortgagor shall not bestow, transfer, lease, set another mortgage on, remove or dispose the collateral in any other way without the written consent of the Lender. The income gain from the Mortgagor’s disposition of the collateral with the consent of the Lender shall be processed according to Item 8 (1), (2), (4) of this article.

8.

The Lender can process the (insurance) indemnity, compensation, income from the disposition of the collaterals by any of the following methods: (1) repaying or repaying in advance the debts and relevant costs under this contract; (2) transferring it into a fixed deposit and pledge the deposit receipt for the debts under this contract; (3) recovering the value of the collaterals; (4) submitting it to a third party appointed by the Lender.

9.

The Mortgagor shall notify the lender within 3 days in written form in the event of: the Mortgagor’s merger, division, joint operation, stock transformation or other means to change its operation and management modes or ownership structure; the Mortgagor’s applying for bankruptcy, reform, settlement, being dissolved, cancellation of its business license, being ordered to close down or any of the situations for dissolution; the collaterals’ being under seizure, detainment, supervision or other compulsory measures; other circumstances which might affect the mortgage of the Lender.

Exhibit 10.7

ARTICLE 6

Realization of the mortgage

1. In the event of the following, the Lender is entitled to exercise the right of mortgage, dispose the collaterals by auction, sell or convert the collaterals into money by agreement to seek preferred payment. If the income is not enough to repay all the secured debts under the contract, the Lender has the right to choose to use the income to repay the principal, interest, penalty interest or relevant fees:

(1) The term for fulfilling the debts under this contract is due, but the Lender is not fully been repaid. “The term for fulfilling the debts under this Contract is due” includes the term of fulfilling the debts agreed in the contract is due, or the circumstances where the Lender declares the term of the debts is due in advance according to laws and regulations and the provisions under this Contract.

(2) The acceptance by the People’s Court of the Borrower’s or the Mortgagor’s bankruptcy application or ruling of settlement.

(3) The Borrower or the Mortgagor is dissolved, ordered to close down, its business license is canceled or other reasons for dissolution occur.

(4) The death, declaration of missing or death of the Borrower or the Mortgagor.

(5) The collaterals are under seizure, detainment, supervision or other compulsory measures.

(6) The Borrower or the Mortgagor violates the provisions under this contract.

(7) Other circumstances which serious affect the realization of the mortgagor.

2. If mortgages are set on multiple properties for the debts under this contract, the Lender has the right to exercise the right of mortgage towards any one or several of these properties. The Lender has the right to require the Mortgagor to bear its mortgage liability directly regardless of whether the debt under this Contract has other securities (including but not limited to guarantee, mortgage, pledge, etc.).

3. If the Borrower also provided real security for the debts under this Contract, and the Lender gives up the security interest or sequence of the security interest or changes the security interest, the Mortgagor shall continue to provide mortgage according to the provisions under this contract. “The security interest” refers to the security interest formed by the Borrower’s providing of real security for the debts under this contract.

Exhibit 10.7

4. The security liability of the Mortgagor will not be exempted or lessened by the Borrower’s merger, splitting, contracting, leasing, joint operation, equity reconstruction, change in name or capital or other changes of operation and management modes or ownership structure.

ARTICLE 7

Liabilities of breach of Contract:

Once the contract comes into effect, any party who breaches the contract shall bear the corresponding legal consequences and compensate the economic losses of the other party.

(1)	Default liabilities of the Borrower

(i)

If the Borrower doest not use the loan for the purpose as agreed in this Contract, additional interests will be collected by the Lender at a rate of 100 percent more than contract interest rate during the misappropriation or diversion of the loan, or at the rate of _____ on ____ (daily/monthly/yearly) basis. (In case that the legal interest rate is adjusted, the interest shall be calculated as stipulated by the People’s Bank of China);

If the Borrower fails to use the loan in the agreed purpose after the extended period, an additional 100% interest will be charged to the Borrower based on the interest rate of the extended period from the breach day.

(ii)

If the Borrower fails to repay the principal of the loan as per the schedule, the Borrower shall pay interest at a rate of 50 percent more than contract interest rate calculated from the day of delay of repayment of the principal of the loan, or at the rate of _____ on ____ (daily/monthly/yearly) basis. (In the case that the legal interest rate is adjusted, the interest thereon shall be calculated as stipulated by the People’s Bank of China);

If the Borrower fails to repay the principle and interest after the extended period, an additional 50% interest will be charged to the Borrower based on the interest rate of the extended period from the overdue day.

(iii)

If the Borrower fails to pay the interest of the loan on schedule as set forth in this Contract, additional interest will be charged on any amount of such delayed interest at the penalty interest rate set forth in this Contract;

(2)        If the Borrower and the Mortgagor breach the contract, the Lender is entitled to request them to rectify within a limited period of time, provide corresponding guarantee, exercise the right to mortgage in advance, terminate any amount of the Annex I loan which has not been granted and collect the principal accrued but not matured in advance; for the evasion of the Lender’s supervision, default debts and other serious breach of contract, the Lender has the right to carry out credit sanction, inform the relevant authorities, organizations and financial counterparts, announce notice of collection on news media and use other preservation measures.

Exhibit 10.7

(3) If the Borrower and the Mortgagor have implemented the obligations under this Contract and have completed relevant loan guarantee procedures as required by the Lender, but the Lender fails to grant the loan to the Borrower as per the schedule and amount set forth in this Contract, the Lender shall pay damages in the amount calculated at the daily rate of ten-thousandths of the defaulted amount multiplying the days of such delay;

ARTICLE 8

The Mortgagor shall conduct the mortgage registration procedure at relevant registration authorities within ___ work days after the signing date of this contract. The certification of other rights of the collaterals, the original of the mortgage registration documents and other certification of rights shall be kept by the Lender. After all the debts under this contract have been paid off, the Lender, together with the Mortgagor, shall handle the mortgage deregistration procedure promptly.

ARTICLE 9

Loan Payment

According to the regulations of the supervision departments, the following agreements of this article do (do/do not) apply to this contract:

1. The loan payment under this contract shall be conducted according to the following methods:

(1) Entrusted payment by the Lender. This refers to the payment of loan by the Lender to the trading partner of the Borrower whose usage of the loan is in accordance with the agreed purpose under the contract, upon the application of withdraw or the entrustment of payment of the Borrower.

(2) Self payment by the Borrower. According to the Borrower’s application, the Lender pays the loan to the account of the Borrower, and the Borrower pays to counterparty of the transaction that is in accordance with the agreed purpose under the contract by itself.

Detailed payment method of loan shall be subject to the Loan Payment Application Form approved by the Lender.

2. If the payment method is self payment by the Borrower, the Borrower shall report to the Lender on the payment of loan ______ (monthly / quarterly); if the payment method is entrusted payment by the Lender, the Borrower shall provide proof of usage of loan according to the requirement of the Lender, such as business contracts.

Exhibit 10.7

3. The Lender is entitled to supervise, manage and control the payment of loan. If the payment method is entrusted payment by the Lender, the Lender has the right to review whether the payment application and proof of usage of loan fund provided by the Borrower are the same with actual usage of loan fund according to the Contract. If the payment method is self payment by the Borrower, the Lender has the right to check whether the payment of loan is complied with the usage agreed herein by account analysis, voucher examination, spot field investigation and so on.

4. If the Borrower does not repay the loan in the way agreed herein and circumvent entrusted payment by breaking up the whole into parts or abnormal situations occurs in the usage of loan fund, the Lender has the right to require the Borrower to revise such a situation within a definite time, provide additional mortgage or suspend to pay the loan fund that has not released yet, change the term and method of payment of loan fund or announce early expiration of the Loan.

ARTICLE 10

Miscellaneous

1. The Lender has the right to provide the credit information to the basic data base of individual credit information of the People’s Bank of China, basic data base of corporate credit information and other data bases established upon the approval of the administrative department of credit investigation and has the right to inquire such data bases or relevant institutions, departments and individual about the credit information of the Borrower and the Mortgagor. The credit report acquired through such inquiry should only be used for the purpose within the scope set by the Interim Measures for the Administration of the Basic Data of Individual Credit Information and the Interim Measures for the Administration of the Basic Data of Corporate Credit Information issued by the People’s Bank of China.

2. Any changes of the contact information of the Borrower and the Mortgagor occurs, the Lender shall be notified within 10 days in written form. Otherwise, if the Lender sends notices according to the original contact information, it shall be deemed that the Borrower and the Mortgagor have received the notice.

3. In the event that the Lender transfers a part of the debt, it has the right to choose not to transfer the corresponding part of the right of mortgage.

4. ___________________________________________________________________

ARTICLE 11

Dispute Resolution

Exhibit 10.7

Any dispute arising out of the execution of the Contract can be settled by mutual negotiation, or resolved by the 1st of the following methods: 1. Litigation. Governed by the people’s court in the place where the domicile of the Lender is located.

2. Arbitration. Submit to ________________________ (the full name of arbitration institution) and arbitrate according to its arbitration rule.

During litigation or arbitration, provisions under this contract which are not disputed shall still be fully executed.

ARTICLE 12

This Contract shall come into force upon the execution and sealing by the Borrower, the Lender and the Mortgagor.

ARTICLE 13

This Contract is made in triplicate and the Borrower, the Mortgagor and the registration authority shall hold one respectively, the Lender holds one copy.

ARTICLE 14

Statement

1. The Borrower and the Mortgagor all clearly understand the scope of business and the right of pledge of the Lender.

2. The Borrower and the Mortgagor have read all provisions under this contract, and the Lender has made corresponding explanation according to the requirement of the Borrower and the Mortgagor. The Borrower and the Mortgagor fully and comprehensively understand the meaning of the provisions under this contract and corresponding legal consequences.

3. The Borrower and the Mortgagor promise to have the capacity for civil right and capacity for civil conduct to sign and execute this contract independently or with legal authorization, otherwise, the Borrower and the Mortgagor shall indemnify all damages of the Lender.

Attachment:

Registration Form of Mortgage Assets

Written Decision on the Value of Mortgage

Exhibit 10.7

Borrower: Fujian Yada Food Co., Ltd (福建亚达食品开发有限公司)	Lender(Mortgagee): Songxi County Rural Credit Cooperative Union Business Office 松溪县农村信用合作联社营业部
(seal)	(seal)
Legal representative: Zhan Youdai	Legal representative: (seal)
(sign/seal)
Authorized Agent:	Authorized Agent:

Mortgagor: Fujian Yada Food Co., Ltd. (福建亚达食品开发有限公司) (seal) Legal representative: Zhan Youdai (sign/seal) Authorized Agent:

Signing Date: August 17, 2011

Location of Signing: Union Business Office